Exhibit 1.1

Peakstone Realty Trust

Common Shares
($0.001 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

August 8, 2023

BofA Securities, Inc.	Bank of America, N.A.
Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC
KeyBanc Capital Markets Inc.	KeyBanc Capital Markets Inc.
Truist Securities, Inc.	Truist Bank
Fifth Third Securities, Inc.	Bank of Montreal
BMO Capital Markets Corp.	Wells Fargo Bank, National Association
Wells Fargo Securities, LLC	Nomura Global Financial Products, Inc.
BTIG, LLC	Regions Securities LLC
Nomura Securities International, Inc.	Jefferies LLC
Regions Securities LLC
Jefferies LLC

		c/o	Bank of America, N.A.
c/o	BofA Securities, Inc.		One Bryant Park, 8th Floor
	One Bryant Park		New York, New York 10036
New York, New York 10036
In their capacities as Forward Purchasers

In their capacities as Agents and/or Forward Sellers

Ladies and Gentlemen:

Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), and the PKST OP, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement with (i) Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Bank, Bank of Montreal, Wells Fargo Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC and Jefferies LLC (as forward purchasers, the “Forward Purchasers”) and (ii) BofA Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Fifth Third Securities, Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC, BTIG, LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Regions Securities LLC and Jefferies LLC ((except in the case of Nomura Securities International, Inc.) as sales agents and principals, the “Agents,” and (except in the case of Fifth Third Securities, Inc. and BTIG, LLC) as forward sellers for the applicable Forward Purchasers, the “Forward Sellers”) with respect to the offer and sale, from time to time and subject to the terms and conditions stated herein, of the Company’s common shares of beneficial interest (the “Shares”), $0.001 par value per share (the “Common Shares”), having an aggregate gross sales price of up to $200,000,000. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement, in substantially the form of Annex I hereto (each, a “Terms Agreement”), relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity OfferingSM Sales Agreement and any applicable Terms Agreement.

The Company and the Operating Partnership agree that whenever the Company desires to enter into one or more forward share purchase transactions with any Forward Purchaser, the Company and such Forward Purchaser will enter into one or more separate letter agreements, in substantially the form of Annex III hereto (each, a “Confirmation”), relating to such sale in accordance with Section 2 hereof. Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation, issue, sell and/or deliver to the applicable Forward Purchaser the Common Shares (such Common Shares, the “Confirmation Shares”). In connection therewith, such Forward Purchaser (or an affiliate thereof) will attempt to borrow the applicable Shares for sale, and the affiliated Forward Seller will then offer and sell such Shares on the terms set forth under this Agreement (except that Nomura Securities International, Inc. (acting as Forward Seller for Nomura Global Financial Products, Inc. in its capacity as Forward Purchaser) will act through BTIG, LLC, as its agent, when offering and selling the applicable Shares).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-273803), covering the public offer and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents and the Forward Sellers for use in connection with the offer and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Sellers or, in the case of a specific offer and sale of Shares, the applicable Agent(s) pursuant to Section 3(l) hereof that is furnished to the Agents, the Forward Sellers or such Agents, as the case may be, for general distribution to investors, as evidenced by communications among the Company and the Agents, the Forward Sellers or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents, the Forward Sellers and the Forward Purchasers at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agree with the Agents, the Forward Sellers and the Forward Purchasers, as follows:

(i)           Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents and the Forward Sellers pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)          Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Applicable Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information. As used in this Agreement with respect to an Agent, a Forward Seller and a Forward Purchaser and an applicable document, “Agent Information” shall mean the written information furnished to the Company and the Operating Partnership by such Agent, Forward Seller or Forward Purchaser expressly for use therein; it being understood and agreed upon that the only such information furnished by any Agent or Forward Seller consists of such Agent’s or Forward Seller’s name and capacity appearing in the Prospectus.

(iii)         Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)         Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)          Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)         Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii)        Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, if any, Rule 3-14 of Regulation S-X of the 1933 Act. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(viii)       No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the real properties owned or leased (as a tenant) by the Company, the Operating Partnership and their respective subsidiaries (each, a “Property”, and collectively, the “Properties”) taken as a whole, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares and distributions on the units of limited partnership interest in the Operating Company (“OP Units”) in amounts per share or per unit, as applicable, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either of the Company or the Operating Partnership on any class of or series of its capital stock, Common Shares, in the case of the Company, or OP Units, in the case of the Operating Partnership.

(ix)          Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the condition, financial or otherwise, or in the earnings, business affairs, business prospects or Properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”).

(x)           Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power and authority necessary to own its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Operating Partnership has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, the Company, is the sole general partner of the Operating Partnership and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any dividends or distributions to their interest holders to the extent permitted by applicable law.

(xi)         Authority of the General Partner. The Company has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(xii)        Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (other than the Operating Partnership) (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the issued and outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other person or entity.

(xiii)       Capitalization; Listing of Common Shares. The outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Shares have been registered pursuant to Section 12(b) of the 1934 Act and the Shares and the Confirmation Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act or the listing of the Common Shares (including the Shares and the Confirmation Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The outstanding OP Units have been duly authorized and validly issued. The OP Units to be issued to the Company in connection with the Company’s issuance of any Shares and any Confirmation Shares, upon the contribution by the Company to the Operating Partnership of the proceeds therefrom, will be duly authorized for issuance by the Operating Partnership to the Company, and at the time of their issuance will be validly issued. None of the outstanding OP Units were issued or, upon any issuance as provided in the prior sentence, will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for any OP Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements and descriptions conform to the rights set forth in the instruments defining the same.

(xiv)       Authorization of this Agreement and Confirmations. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each Confirmation has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xv)        Authorization and Description of Shares and Confirmation Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Common Shares will be subject to personal liability by reason of being such a holder. The Confirmation Shares have been duly authorized for issuance, sale and/or delivery to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation, will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation Shares will not subject to any preemptive or similar rights. The Company has reserved and will keep available at all times, free of any preemptive or similar rights, the maximum number of Common Shares that may be issued, sold and/or delivered pursuant to each Confirmation, solely for the purpose of settlement under such Confirmations.

(xvi)       Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company or the Operating Partnership under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvii)       Absence of Violations, Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries are (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the Company, the Operating Partnership or any of their respective subsidiaries are a party or by which the Company, the Operating Partnership or any of their respective subsidiaries may be bound or to which any of the Properties, assets or operations of the Company, the Operating Partnership or any of their respective subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any Confirmation and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder and, in the case of the Company, any Confirmation, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of any of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document, as applicable, of any of the Company, the Operating Partnership or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company, the Operating Partnership or any of their respective subsidiaries.

(xviii)     Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of their or any of their respective subsidiaries’ tenants, which would, singly or in the aggregate, result in a Material Adverse Effect.

(xix)        Compensation Plan. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Shares, pursuant to an equity-based compensation plan or otherwise.

(xx)         Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any Property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would singly or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xxi)        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii)       Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is required for the Company’s or the Operating Partnership’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement, any Confirmation or any Terms Agreement or the consummation of the transactions contemplated in this Agreement, any Confirmation or any Terms Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)      Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv)     Title to Property. (A) The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all Properties owned by them and good title to all personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (x) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) would not, singly or in the aggregate, have a Material Adverse Effect; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries owns or leases any real property other than the Properties; (C) all of the leases and subleases of the Company, the Operating Partnership or their respective subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership and their respective subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any such subsidiary has any notice of claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease, except for such failure to be in full force and effect or claim that would not, singly or in the aggregate, result in a Material Adverse Effect; (D) except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no tenant under any of the leases of the Properties to which the Company, the Operating Partnership or any of their respective subsidiaries is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property that is significant individually or in the aggregate, the exercise of which would, singly or in the aggregate, result in a Material Adverse Effect; (E) the Company and the Operating Partnership have no actual knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (F) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgage or deed of trust encumbering any Property is (i) convertible into ownership interests in the Company, the Operating Partnership or any of their respective subsidiaries, (ii) cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their respective subsidiaries, or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company, the Operating Partnership or any of their respective subsidiaries; and (G) none of the Company, the Operating Partnership or any of their respective subsidiaries or, to the knowledge of either the Company or the Operating Partnership, any lessee under a Lease, is in default under any of the Leases and none of the Company, the Operating Partnership or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except, in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxv)      Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess such rights would not, singly or in the aggregate, have a Material Adverse Effect, and, except as would not, singly or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others.

(xxvi)     Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of either the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii)    Accounting Controls and Disclosure Controls. The Company and its subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) and (ii) currently maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii)   Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)     Payment of Taxes. All United States federal income tax returns of the Company, the Operating Partnership and their respective subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company, the Operating Partnership and their respective subsidiaries through the fiscal year ended December 31, 2021 have been filed and no assessment in connection therewith has been made against the Company or any of its subsidiaries. The Company, the Operating Partnership and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership and their respective subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or the Operating Partnership.

(xxx)       Insurance. The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged , and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company, the Operating Partnership or their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi)     Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance, sale and/or delivery of the Shares or the Confirmation Shares as contemplated herein or any Confirmation and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxii)     Absence of Manipulation. None of the Company or the Operating Partnership has taken or will take, to the knowledge of the Company and the Operating Partnership, nor has any of their affiliates taken, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares (except that the Company and the Operating Partnership makes no representation in this clause (xxxii) as to any activity of the Agents, the Forward Sellers or their respective affiliates).

(xxxiii)    Foreign Corrupt Practices Act. None of the Company, the Operating Partnership, any of their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, the Operating Partnership, their respective subsidiaries and, to the knowledge of the Company and the Operating Partnership, their respective affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv)    Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(xxxv)     OFAC. None of the Company, the Operating Partnership, any of their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Shares or the Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership has any material lending or other relationship with the Agents, the Forward Sellers or any bank, lending or other affiliate thereof.

(xxxvii)   Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxviii)   Agreement of Limited Partnership. The Agreement of Limited Partnership of the Operating Partnership has been duly authorized by the Company and is a valid and binding agreement of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xxxix)    No Commissions. None the Company, the Operating Partnership or any of their respective subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement and any Confirmation) that would give rise to a valid claim against the Company, the Operating Partnership, any of their respective subsidiaries, the Agents or the Forward Sellers for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of any Shares.

(xl)         Actively-Traded Security. The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xli)        Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company, the Operating Partnership or their respective subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) none of the Company, the Operating Partnership or their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any security breach or incident, unauthorized access or disclosure, or other compromise, as would not have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. Except as would not have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, the Company, the Operating Partnership and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlii)       REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ended December 31, 2019 through the taxable year ended December 31, 2022, and the Company’s current organization and current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023 and future taxable years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all materials respects.

Any certificate signed by any officer or other authorized signatory of the Company or the Operating Partnership and delivered to the Agents, the Forward Sellers, the Forward Purchasers, counsel for the Agents or counsel for the Forward Sellers and the Forward Purchasers shall be deemed a representation and warranty by the Company or the Operating Partnership to the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a)         Subject to the terms and conditions set forth herein, the Company may from time to time (i) issue and sell the Shares through the applicable Agent as sales agent or directly to the applicable Agent(s) as principal(s) or (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the related Forward Seller, instruct such Forward Seller to offer and sell the Shares borrowed by such Forward Purchaser (or an affiliate thereof) from third parties as contemplated by such Confirmation and the applicable Forward Instruction Notice (as defined below). Sales of the Shares, if any, through an Agent or a Forward Seller will be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent or such Forward Seller may agree, or (2) “at-the-market” offerings (as defined in Rule 415 under the 1933 Act Regulations) by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks. Sales of Shares, if any, purchased by an Agent as principal will be made as provided in the applicable Terms Agreement and the applicable pricing supplement prepared in connection with the offering of those Shares.

The Shares are to be sold through an Agent or a Forward Seller on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent or such Forward Seller by telephone (confirmed promptly by email) to make such sales and, in the case of sales made on a forward basis, delivering a forward instruction notice substantially in the form of Annex II hereto (or such other form as the Company, the applicable Forward Seller and the applicable Forward Purchaser shall agree) (a “Forward Instruction Notice”) to such Forward Seller and such Forward Purchaser (which, for the avoidance, the Agent or the Forward Seller may in its sole discretion accept, reject or propose new terms before incurring any obligation to sell the Shares); (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof, (iii) the respective Agent or the respective Forward Seller has agreed to act as agent with respect to such sales; and (iv) the Company has entered into a Confirmation with the related Forward Purchaser in the case of sales to be made on a forward basis. On any Trading Day, Shares may be sold through only one Agent or one Forward Seller; provided that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell Shares set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement. If the Company determines to sell any Shares hereunder, it shall (i) in the case of sales on behalf of the Company, instruct the applicable Agent (confirmed promptly by email, which confirmation will be acknowledged promptly by such Agent) as to the maximum number of Shares to be sold on such Trading Day and/or the maximum aggregate gross sales price and the minimum price per Share at which such Shares may be sold and (ii) in case of sales to be made on a forward basis, propose to the applicable Forward Purchaser and Forward Seller, by delivery of the Forward Instruction Notice by email, to execute a Confirmation with the parameters set forth in the Forward Instruction Notice. The relevant Forward Purchaser and the Forward Seller shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed transaction or (C) propose amended terms of the Confirmation upon which the Forward Purchaser and the Forward Seller would participate in the proposed transaction; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which the Forward Purchaser and/or the Forward Seller proposed such amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms, as applicable, and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Exhibit D hereto and consistent with such Forward Instruction Notice. In addition to the foregoing, any Forward Instruction Notice to Nomura Securities International, Inc. is also subject to acceptance by BTIG, LLC, and such Forward Instruction Notice shall not be effective against Nomura Securities International, Inc. until accepted by Nomura Global Financial Products, Inc., Nomura Securities International, Inc. and BTIG, LLC. Such Forward Instruction Notice, for the avoidance of doubt, may be accepted or rejected by Nomura Global Financial Products, Inc., Nomura Securities International, Inc. or BTIG, LLC, in their respective sole discretion.

Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent or such Forward Seller shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by email to the applicable Agent, the applicable Forward Seller and/or the applicable Forward Purchaser as to any change of Agent or Forward Seller through whom sales of the Shares will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of BofA Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Fifth Third Securities, Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC, BTIG, LLC, Nomura Securities International, Inc., Regions Securities LLC or Jefferies LLC is acting for the Company in a capacity other than as Agent, as Forward Seller or as Forward Purchaser under this Agreement. The Company, the Agents and the Forward Sellers acknowledge and agree that (A) there can be no assurance that any Agent or any Forward Seller will be successful in selling any Shares or that any Forward Purchaser will be successful in borrowing any Shares (B) none of the Agents and the Forward Sellers will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement, (C) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company if it or its affiliate fails to borrow Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Shares, and (D) none of the Agents, the Forward Sellers and the Forward Purchasers shall incur any liability for not borrowing, offering or selling any Shares as a result of the circumstances set forth in clause (i) or (ii) of Section 2(l) hereof.

(b)          The Company, the applicable Agent or the applicable Forward Seller may, upon notice to the other applicable parties by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the receiving party), suspend the offer and sale of the Shares with respect to which such Agent or such Forward Seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to the Shares that the Company has instructed such Agent or such Forward Seller to sell hereunder or any related Confirmation executed and delivered by the parties thereto, in each case, prior to the giving of such notice.

(c)       The gross sales price of any Shares sold pursuant to this Agreement through the applicable Agent or the applicable Forward Seller shall be equal to, in the discretion of such Agent or such Forward Seller, but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold through such Agent or such Forward Seller on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent or a Forward Seller for sales of the Shares shall be at a mutually agreed rate, up to 2.00% of the gross sales price for such Shares. Each Forward Seller acknowledges and agrees that the Company owes no compensation to such Forward Seller for sales of the Forward Hedge Shares in connection with the applicable Confirmation pursuant to this Agreement, and instead the applicable Forward Purchaser shall be entitled to a reduction to the volume weighted average price of the sold Forward Hedge Shares, not to exceed 2.0%, as set forth in the definition of the Initial Forward Price in the applicable Confirmation. The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to the Agent as principal at a price set forth in such Terms Agreement. The remaining proceeds with respect to sales when such Agent acts as sales agent, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, if sales of the Shares would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, then the Company and such Agent or such Forward Seller will agree to compensation that is customary for such sales.

(d)       The applicable Agent or the applicable Forward Seller shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold through it under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company. The aggregate compensation payable by the Company to such Agent with respect to such sales and, upon request by the Company, in the case of sales of the Shares by such Forward Seller, the then-Initial Forward Price (as defined in and determined in accordance with the applicable Confirmation) as of such Trading Day.

(e)       Under no circumstances shall the aggregate gross sales price or number, as the case may be, of the Shares offered or sold pursuant to this Agreement, or which are the subject of instructions pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents, the Forward Sellers and the Forward Purchasers by email. In addition, under no circumstances shall any Shares be offered or sold through an Agent or a Forward Seller, or be the subject of instructions pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the applicable Agents, the applicable Forward Sellers and the Forward Purchasers in writing. The Agents, the Forward Sellers and the Forward Purchasers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(f)        If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents, the Forward Sellers and the Forward Purchasers, and future offers and sales of Shares through the Agents and the Forward Sellers shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(g)       Settlement for sales of the Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the applicable Agent or the applicable Forward Seller, the Company and the applicable Forward Purchaser (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each Settlement Date for the sale of Shares through a Forward Seller, such Shares shall be delivered by the applicable Forward Purchaser to the Forward Seller in book entry form to the Forward Seller’s account at The Depository Trust Company or through such other means as the Forward Purchaser and such Forward Seller may agree. If the Company shall default on its obligation to deliver the Shares through an Agent on any Settlement Date, then the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(h)       Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares through an Agent or a Forward Seller (and, by notice to the applicable Agent or the applicable Forward Seller and the applicable Forward Purchaser given by telephone (confirmed promptly by email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents and the Forward Sellers shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(i)        Notwithstanding clause (ii) of Section 2(i) hereof, if the Company desires that Shares be offered and sold through an Agent or a Forward Seller at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, then the Company shall first (i) prepare and deliver to such Agent, such Forward Seller and, if applicable, the Forward Purchaser (with a copy to counsel for the Agents or counsel for the Forward Sellers and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent or such Forward Seller and such Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent or such Forward Seller and such Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent or such Forward Seller and such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent or such Forward Seller and such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(j)        The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(k)       As set out in a Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) in the commercially reasonable judgment of a Forward Purchaser, such Forward Purchaser (or an affiliate thereof) is unable to borrow and deliver a number of Common Shares equal to the maximum amount set forth in the Forward Instruction Notice for sale under this Agreement, or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser (or an affiliate thereof) would incur a stock loan cost that is equal to or greater than the rate per annum set forth in the Forward Instruction Notice, then the applicable Forward Seller shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Shares that such Forward Purchaser (or an affiliate thereof) is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, any obligation hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated.

Section 3. Covenants. The Company agrees with the Agents, the Forward Sellers and the Forward Purchasers:

(a)       Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents, the Forward Sellers and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offer and sale of Shares, as to which the Company will only be obligated to notify the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offer or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offer and sale of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of the Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection by the Commission, the Company shall use its reasonable best efforts to permit offers and sales of the Shares by or through the Agents and through the Forward Sellers, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)       Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act Regulations in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents, counsel for the Forward Sellers and the Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents, as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents or counsel for the Forward Sellers and the Forward Purchasers shall reasonably object.

(c)       Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents, as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offer and sale of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents or counsel for the Forward Sellers and the Forward Purchasers shall reasonably object.

(d)       Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, the Forward Sellers, the Forward Purchasers, counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Sellers, the Forward Purchasers, counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Delivery of Prospectuses. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)        Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of the Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the Net Proceeds as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)       Blue Sky Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offer and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)       Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)        Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares and (in case of Physical Settlement or Net Share Settlement (in each case, as defined in the applicable Confirmation)) the Confirmation Shares in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)        Listing. The Company will use its best efforts to effect and maintain the listing of the Shares and the Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k)       Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent or a Forward Seller and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving such Agent or such Forward Seller and the applicable Forward Purchaser at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder (including pursuant to any Terms Agreement), (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee trustee share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Confirmation Shares issued and sold pursuant to any Confirmation. Upon receipt of any written notice contemplated above, an Agent, a Forward Seller or a Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent, such Forward Seller or such Forward Purchaser.

(l)        Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)      No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)       Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of the Shares were made by or through an Agent or through a Forward Seller under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold to or through the Agents or through a Forward Seller under this Agreement and the number of Confirmation Shares issued, sold and/or delivered under any Confirmation during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company with respect to such sales.

(o)       Delivery of Future Officers’ Certificates. Upon commencement of the offer and sale of the Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”)), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents, the Forward Sellers or the Forward Purchasers (each date of any such request by an Agent, a Forward Seller or a Forward Purchaser, a “Request Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Sections 5(f) and 5(h) hereof that was last furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Sections 5(f) and 5(h) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date or any Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently desires that Shares be sold following any Registration Statement Amendment Date or any Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers officers’ certificates pursuant to this Section 3(o), then before the Company instructs any Agent or any Forward Seller to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers officers’ certificates pursuant to this Section 3(o) dated as of the date of delivery thereof.

(p)       Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offer and sale of the Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents, the Forward Sellers and the Forward Purchasers) or, in the case of clause (A) above, such Agents, as the case may be, and counsel to the Agents and the Forward Purchasers and the Forward Sellers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date or any Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently desires that Shares be sold following any Registration Statement Amendment Date or any Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent or any Forward Seller to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.

(q)       Delivery of Future Accountants’ Letters. Upon commencement of the offer and sale of the Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. If the Registration Statement, the General Disclosure Package or the Prospectus contains or incorporates by reference the financial statements of any properties, businesses or entities, then, the Company will cause the related independent accountant(s) to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents letter(s), dated the dates specified in this Section 3(q), in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate solely to such financial statements and any other financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus as amended and supplemented to the date of such letter(s) relating to such properties, businesses or entities, as the case may be. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date or any Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent or any Forward Seller to sell Shares as provided in Section 2(b) hereof, which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently desires that Shares be sold following any Registration Statement Amendment Date or any Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers accountant letter(s) pursuant to this Section 3(q), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers accountant letter(s) pursuant to this Section 3(q) dated as of the date of delivery thereof.

(r)        Trading in the Common Shares. The Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Shares for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)       Due Diligence Review. The Company will cooperate with any due diligence review at each Representation Date, and at such other times as may be reasonably requested by the Agents, the Forward Sellers, the Forward Purchasers, counsel for the Agents or counsel for the Forward Sellers and the Forward Purchasers fully and in a timely manner, in connection with offers and sales of the Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t)        Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal, or to be sold through an Agent or a Forward Seller pursuant to the Forward Instruction Notice remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offer and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u)       Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offer and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(v)       REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the board of trustees of the Company determines that it is no longer in the best interests of the Company and its shareholders to qualify as a REIT.

Section 4. Payment of Expenses.

(a)       Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and each Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents or the Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates (if any) for the Shares and the Confirmation Shares, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares and the Confirmation Shares, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of a “Blue Sky” survey and any supplement thereto, in an aggregate amount not to exceed $5,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and counsel the Forward Purchasers and the Forward Sellers in connection with, the review by FINRA of the terms of sales of the Shares and the Confirmation Shares, in an aggregate amount not to exceed $5,000, (ix) the fees and expenses incurred in connection with the listing of the Shares and the Confirmation Shares on the NYSE and (x) if this Agreement is terminated by the Company in accordance with the provisions of Section 9 and, at the time of the Company’s notice of termination, the aggregate gross sales price of the Shares sold pursuant to this Agreement is less than $25,000,000, the reasonable documented out-of-pocket expenses of the Agents, the Forward Sellers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers in connection with this Agreement, each Confirmation and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which amount shall not exceed $100,000 in the aggregate.

Section 5. Conditions of the Agents’ and the Forward Sellers’ Obligations. The obligations of the Agents and the Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)       Opinion of Counsel for the Agents and Counsel for the Forward Purchasers and the Forward Sellers. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions and letter of Hogan Lovells US LLP, counsel for the Agents, and Sidley Austin LLP, counsel for the Forward Sellers and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions and letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. Such counsel may also state that, insofar as such opinion and letter involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)       Opinion for Counsel to the Company. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions and letter of Latham & Watkins LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(d)       Opinion of Special Counsel to the Company. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Venable LLP, special counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(e)       Accountants’ Letter. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from Ernst & Young LLP, dated such date, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f)        Chief Financial Officer’s Certificate. On the date of this Agreement, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of the Chief Financial Officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, to the effect set forth on Exhibit C hereto.

(g)       Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, stating (A) the minimum gross sales price per share for sales of Shares pursuant to this Agreement, (B) the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of trustees or a duly authorized committee thereof, (C) the number of Shares and Confirmation Shares that have been approved for listing on the NYSE and (D) the number of Confirmation Shares that have been reserved for issuance, sale and/or delivery by the Company’s board of trustees or a duly authorized committee thereof.

(h)       Officers’ Certificate for the Company and the Operating Partnership. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents, the Forward Sellers and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or Chief Operating Officer of both the Company and the Operating Partnership and of the Chief Financial Officer or Chief Accounting Officer of both the Company and the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Operating Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)            Listing. The Shares and the Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(j)            Additional Documents. On the date of this Agreement, counsel for the Agents and counsel the Forward Purchasers and the Forward Sellers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, the Forward Sellers and the Forward Purchasers, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance, and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers, counsel for the Agents and counsel for the Forward Sellers and the Forward Purchasers.

(k)           Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents, the applicable Forward Sellers or the applicable Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification.

(a)           Indemnification of the Agents, the Forward Sellers and the Forward Purchasers. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents, the Forward Sellers and the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offer and sale of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Operating Partnership;

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company and the Operating Partnership by the Agents or the Forward Sellers in writing expressly for use therein.

(b)          Indemnification of Company, Operating Partnership, Trustees and Officers. Each of the Agents and the Forward Sellers, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company or the Operating Partnership by such Agent or such Forward Seller in writing expressly for use therein.

(c)          Actions against Parties; Notification. Each indemnified party shall give written notice pursuant to Section 10 hereof as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, the Forward Sellers and Forward Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in writing pursuant to Section 10 hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice pursuant to Section 10 hereof of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers, on the other hand, from the applicable offer and sale of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers on the other hand, in connection with the applicable offer and sale of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, bear to the total commissions, underwriting discounts or spread received by the applicable Agents, the applicable Forward Sellers or the applicable Forward Purchasers, on the other hand. For the purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through the applicable Forward Seller in an amount equal to the proceeds that it would have been received upon full physical settlement of the Confirmation Shares under the related Confirmation, assuming that the aggregate amount payable by the applicable Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Forward Seller.

The relative fault of the Company, on the one hand, and the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either of the Company and the Operating Partnership or by the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Operating Partnership, the Agents and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if and the applicable Agents and the applicable Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, none of the Agents and the Forward Sellers shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent or such Forward Seller in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and Affiliates, selling agents, officers and directors thereof shall have the same rights to contribution as such Agent, such Forward Seller or such Forward Purchaser, and each trustee of the Company, each officer of the Company who signed the Registration Statement, the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ and Forward Sellers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Seller, a Forward Purchaser or their respective Affiliates, selling agents, officers or directors or any person controlling such Agent, such Forward Seller or such Forward Purchaser, or the Company, the Operating Partnership or their respective officers or trustees, or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a)           This Agreement may be terminated for any reason, at any time, by either (i) the Company or (ii) as to itself, an Agent, a Forward Seller or a Forward Purchaser, upon the giving of three (3) days prior written notice to the other parties hereto; provided, however, that if a Pricing Supplement (as defined in the applicable Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to such Confirmation shall survive. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $200,000,000.

(b)           The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offer and sale of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)           If the Company, the Operating Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)           if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)          if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)          In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)           Notices to the Agents shall be directed to them c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (email: dg.atm_execution@bofa.com) and ECM Legal (email: dg.ecm_legal@bofa.com); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: John Horrigan, Jaryd Banach, Michael Jones, John Salisbury, Email: jhorrigan@key.com, Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, Phone: (216) 689-3910; Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326, Attn: Equity Capital Markets, email: dl.atm.offering@truist.com; Fifth Third Securities, Inc. at 38 Fountain Square Plaza, MD 10907F, Cincinnati, Ohio 45263, Fax No. 513-534-6757, Attention: Legal Department c/o Glenn Goggins and Clayton Greene, Email: glenn.goggins@53.com, Clayton.greene@53.com; BMO Capital Markets Corp. Equity-Linked Capital Markets at 151 West 42nd Street, 32nd Floor, New York, NY, 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918; BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com with a copy which shall not constitute notice to: General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); Regions Securities LLC, at 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: ECM Team; and Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to: CorpEqDeriv@jefferies.com;

(b)           Notices to the Forward Sellers shall be directed to them c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (email: dg.atm_execution@bofa.com) and ECM Legal (email: dg.ecm_legal@bofa.com); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: John Horrigan, Jaryd Banach, Michael Jones, John Salisbury, Email: jhorrigan@key.com, Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, Phone: (216) 689-3910; Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326, Attn: Equity Capital Markets, email: dl.atm.offering@truist.com; BMO Capital Markets Corp. Equity-Linked Capital Markets at 151 West 42nd Street, 32nd Floor, New York, NY, 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918; Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, Email: cedamericas@nomura.com, with a copy (which shall not constitute notice) to: Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Equities Legal, Email: Dan.Rosenbaum@nomura.com, and to: BTIG, LLC as agent of the Forward Seller, at BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com with a copy which shall not constitute notice to: General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); Regions Securities LLC, at 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: ECM Team; and Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to: CorpEqDeriv@jefferies.com;

(c)           Notices to the Forward Purchasers shall be directed to them c/o Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions, Group, Telephone: 646-855-6770, Email: dg.issuer_derivatives_notices@bofa.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: John Horrigan, Jaryd Banach, Michael Jones, John Salisbury, Email: jhorrigan@key.com, Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, Phone: (216) 689-3910; Truist Bank, 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326, Attn: Equity Capital Markets, email: dl.atm.offering@truist.com; Bank of Montreal at 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a Copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group; Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918, Email:corporatederivativenotifications@wellsfargo.com; Nomura Global Financial Products, Inc. 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions Email: cedamericas@nomura.com, with a copy which shall not constitute notice to: Attention: Equities Legal, Email: nyequitieslegal@nomura.com and General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); Regions Securities LLC, at 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: ECM Team; Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: Strategic Equity Transactions Group, with a copy to: SETGUS@jefferies.com and CorpEqDeriv@jefferies.com;

(d)           Notices to the Company and/or the Operating Partnership shall be directed to them at 1520 E. Grand Avenue, El Segundo, California 90245, Attention: Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer and Secretary.

Section 11. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of the Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, on the other hand, (b) the Agents, the Forward Sellers and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or any of their respective subsidiaries or other affiliates with respect to any offer and sale of Shares or the process leading thereto (irrespective of whether the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers have advised or are currently advising the Company, the Operating Partnership or any of their respective subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (d) the Agents, the Forward Sellers, the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or the Operating Partnership or any other person or entity with respect to any offer and sale of Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13. Parties.

(a)           This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Sellers, the Forward Purchasers and the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates and selling agents, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates and selling agents, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

(b)           An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”) (provided that such New Forward Purchaser meets the requirements for a transferee set forth under the caption “Transfer” in the form of the Confirmation set forth in Annex III hereto), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

Section 14. Trial by Jury. Each of the Company and the Operating Partnership (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates), and the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

Peakstone Realty Trust

By:	/s/ Javier F. Bitar
Name: Javier F. Bitar

Title: Chief Financial Officer and Treasurer

PKST OP, L.P.

By: Peakstone Realty Trust, its general partner

By:	/s/ Javier F. Bitar
Name: Javier F. Bitar

Title: Chief Financial Officer and Treasurer

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos

Title: Managing Director

As Agent

Bank of America, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa

Title: Managing Director

As Forward Purchaser

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn

Title: Managing Director

As Agent

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn

Title: Managing Director

As Forward Purchaser

KeyBanc Capital Markets Inc.

By:	/s/ Jaryd Banach
Name: Jaryd Banach

Title: Managing Director, Equity Capital Markets

As Agent

KeyBanc Capital Markets Inc.

By:	/s/ Jaryd Banach
Name: Jaryd Banach

Title: Managing Director, Equity Capital Markets

As Forward Purchaser

Truist Securities, Inc.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel

Title: Director

As Agent

Truist Bank

By:	/s/ Michael Collins
Name: Michael Collins

Title: Managing Director

As Forward Purchaser

Fifth Third Securities, Inc.

By:	/s/ Clayton Greene
Name: Clayton Greene

Title: Head of Equity Capital Markets

As Agent

BMO Capital Markets Corp.

By:	/s/ Eric Benedict
Name: Eric Benedict

Title: Co-Head, Global Equity Capital Markets

As Agent

Bank of Montreal

By:	/s/ Matthew Coley
Name: Matthew Coley

Title: Associate Director, Payments & Securites Operations

As Forward Purchaser

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez

Title: Managing Director

As Agent

Wells Fargo Bank, National Association

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez

Title: Managing Director

As Forward Purchaser

BTIG, LLC

By:	/s/ Matt Clark
Name: Matt Clark

Title: COO

As Agent

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer

Title: Managing Director

As Forward Seller

Nomura Global Financial Products, Inc.

By:	/s/ James Chenard
Name: James Chenard

Title: Managing Director

As Forward Purchaser

Regions Securities LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong

Title: Managing Director - ECM

As Agent

Regions Securities LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong

Title: Managing Director - ECM

As Forward Purchaser

Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro

Title: Managing Director

As Agent

Jefferies LLC

By:	/s/ Michael Magarro
Name: Michael Magarro

Title: Managing Director

As Forward Purchaser

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

1.          With your consent, based solely on certificates from public officials, we confirm that each of the Company and the Operating Partnership is qualified to do business and is in good standing in the State of California.

2.          The Operating Partnership is a limited partnership under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus.  With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is validly existing and in good standing in the State of Delaware.

3.          The execution, delivery and performance of the Equity Distribution Agreement have been duly authorized by all necessary limited partnership action of the Operating Partnership, and the Equity Distribution Agreement has been duly executed and delivered by the Operating Partnership.

4.          To the extent execution and delivery of a Forward Confirmation is governed by the laws of the State of New York and assuming the due authorization of each Forward Confirmation by the Company by all necessary trust action required under the declaration of trust and bylaws of the Company and the Maryland General Corporation Law, such Forward Confirmation, when duly executed and delivered by the Company in accordance with its terms and the terms of the Equity Distribution Agreement, will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.          The execution and delivery of the Equity Distribution Agreement by the Company and the Operating Partnership, the execution and delivery of any Forward Confirmation by the Company, assuming such Forward Confirmation was executed and delivered on the date hereof in accordance with the terms of the Equity Distribution Agreement, the issuance and sale of the Primary Shares by the Company through or to the Agents pursuant to the Equity Distribution Agreement and the issuance and delivery of the Confirmation Shares by the Company to the applicable Forward Purchaser pursuant to any Forward Confirmation, assuming such Confirmation Shares were issued and delivered to the applicable Forward Purchaser on the date hereof in accordance with the terms of such Forward Confirmation, do not on the date hereof:

(i)          (solely in respect of the execution and delivery of the Equity Distribution Agreement by the Operating Partnership) violate the Governing Documents;

(ii)          result in breach of or a default under any of the Specified Agreements;

(iii)          violate any federal or New York statute, rule or regulation applicable to the Company or the Operating Partnership or (solely in respect of the execution and delivery of the Equity Distribution Agreement by the Operating Partnership) violate the DRULPA; or

(iv)          require any consents, approvals, or authorizations to be obtained by the Company or the Operating Partnership from, or any registrations, declarations or filings to be made by the Company or the Operating Partnership with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the Operating Partnership or (solely in respect of the execution and delivery of the Equity Distribution Agreement by the Operating Partnership) the DRULPA on or prior to the date hereof that have not been obtained or made.

6.          The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.  The Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.

7.          The Registration Statement at August 8, 2023, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Incorporated Documents, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

8.          Each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale by the Company of Primary Shares in accordance with the Equity Distribution Agreement, and/or the issuance and delivery by the Company of the Confirmation Shares to the applicable Forward Purchasers in full physical settlement of the Company’s obligations under the applicable Forward Confirmations, assuming such Confirmation Shares were issued and delivered to such Forward Purchasers on the date hereof in accordance with the terms of such Forward Confirmations, and the application of the proceeds from the sale of such Primary Shares and Confirmation Shares as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.          Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K and the applicable schedule requirements for proxy statements under Regulation 14A and the applicable form requirements for registration statements on Form 8-A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in or omitted from such reports, proxy statements and registration statements. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

Exhibit B

FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the trust power to own, lease and operate its properties and conduct its business, in all material respects, as described in the Registration Statement and the Prospectus under the caption “The Company” and in the 10-K under the caption “Item 1. Business—Overview” and to enter into, deliver and perform its obligations under the Sales Agreement and any Terms Agreement or Confirmation.

2.          The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agreement, any Terms Agreement and any Confirmation, as applicable, have been duly authorized by all necessary trust action on the part of the Company.

3.          The Sales Agreement has been duly executed and, so far as is known to us, delivered by the Company.  The Form Confirmation has been duly authorized by all necessary corporate action on the part of the Company, and, when executed and delivered by a duly authorized officer of the Company in accordance with the Resolutions and the Corporate Proceedings, each such Confirmation will have been duly executed and delivered by the Company.

4.          The issuance, sale and delivery of the Shares to and through the Sales Agents pursuant to the Sales Agreement have been duly authorized by all necessary trust action on the part of the Company and, when and if issued and delivered by the Company against payment of the purchase price therefor in accordance with the Resolutions, the Trust Proceedings, the Prospectus and the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

5.          The issuance, sale and delivery of the Confirmation Shares pursuant to any Confirmations have been duly authorized by all necessary trust action on the part of the Company and, when and if issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, the Resolutions, the Trust Proceedings, the Prospectus and such Confirmations, the Confirmation Shares will be validly issued, fully paid and nonassessable.

6.          No holder of the Shares or the Confirmation Shares is or will be subject to personal liability solely by reason of being such a holder.

7.          The issuance of any Shares and any Confirmation Shares by the Company is not subject to any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the Maryland REIT Law, the Declaration or the Bylaws.

8.          The information in the Registration Statement and the Prospectus under the captions “Description of Shares of Beneficial Interest” and “Material Provisions of Maryland Law and Peakstone’s Declaration of Trust and Bylaws” and in the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers,” to the extent that such information constitutes summaries of matters of Maryland law, or summaries of the Declaration or the Bylaws, has been reviewed by us and is correct in all material respects.

9.          The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agreement and any Terms Agreement or Confirmation, as applicable, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, the issuance of the Confirmation Shares and the use of proceeds from the issuance and sale of the Shares and the Confirmation Shares as described in the Prospectus under the caption “Use of Proceeds,” do not and will not, (a) conflict with or violate the provisions of the Declaration or Bylaws, (b) conflict with or result in the violation of any Maryland statute, regulation or rule to which the Company may be subject or (c) so far as is known to us, conflict with or violate any order, judgment or decree applicable to the Company of any Maryland governmental authority having jurisdiction over the Company or any of its properties.

10.          Except for such consents, approvals, authorizations, orders, registrations or filings, if any, as may be required under the securities laws of the State of Maryland, as to which we express no opinion, no consent, approval, authorization or other order of, or registration or filing with, any governmental authority or agency of the State of Maryland is required in connection with the due authorization, execution and delivery by the Company of the Sales Agreement and any Terms Agreement or Confirmation, as applicable, or the offering, issuance, sale or delivery of any Shares or Confirmation Shares by the Company pursuant to the Sales Agreement and/or any Terms Agreement or Confirmation, as applicable.

11.          The Board has duly adopted resolutions authorizing the reservation of the Reserved Shares.

 Exhibit C

[FORM OF CERTIFICATE OF COMPANY’S CHIEF FINANCIAL OFFICER
TO BE DELIVERED PURSUANT TO SECTION 5(f)]

I, [Javier F. Bitar], [Chief Financial Officer and Treasurer] of Peakstone Realty Trust, a Maryland real estate investment company (the “Company”), which is the sole general partner of PKST OP, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the sale to or through any of the Agents (as defined below) of the Shares pursuant to (i) the Registration Statement, (ii) the General Disclosure Package, (iii) the Prospectus and (iv) that certain ATM Equity OfferingSM Sales Agreement, dated August [8], 2023 (the “Sales Agreement”), between the Company, the Operating Partnership, BofA Securities, Inc., Goldman Sachs & Co. LLC and [●] (the “Agents”), and Bank of America, N.A., Goldman Sachs & Co. LLC and [●] (the “Forward Purchasers”), do hereby certify, in my capacity as Chief Financial Officer and not in my individual capacity, that:

1.           I am the duly elected, qualified and acting Chief Financial Officer of the Company and am providing this certificate to the Agents and the Forward Purchasers based on my examination of the Company’s financial records and schedules.

2.          I have read the Registration Statement, the General Disclosure Package and the Prospectus.

3.          I have supervised the compilation of and reviewed the circled information contained on certain pages of periodic reports filed by the Company with the Commission and incorporated by reference into the Prospectus, which pages are attached hereto as Exhibit A.

4.          The circled information in Exhibit A hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.

5.          [I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit B.]

6.          [The circled information in Exhibit B hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.]

7.          This certificate is to assist the Agents and the Forward Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the General Disclosure Package and the Prospectus.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Sales Agreement.

 [Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this CFO Certificate as of this [●] day of [●], 20[●].

By:
Name: Javier F. Bitar

Title: Chief Financial Officer and Treasurer

Annex I

Peakstone Realty Trust

Common Shares
($0.001 par value)

TERMS AGREEMENT

[●]

Ladies and Gentlemen:

Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions stated herein and in the ATM Equity OfferingSM Sales Agreement, dated [●] (the “Sales Agreement”), among the Company, PKST OP, L.P., a Delaware limited partnership (the “Operating Partnership”), the Agents, the Forward Sellers and the Forward Purchasers to issue and sell to the [●] and [●] as principal for resale (collectively, the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the Common Shares specified in the Schedule A hereto (the “[Initial] Securities”)[, and to grant to the Underwriter[s] the option to purchase the additional Common Shares specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [BofA] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [BofA] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [BofA], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as sales agent for the Company, the Forward Sellers and the Forward Purchasers, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s], the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Peakstone Realty Trust

By:

Name:

Title:

PKST OP, L.P.

By: Peakstone Realty Trust, its general partner

By:

Name:

Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:

Title:

*        To be included if the Underwriters have an option to purchase additional Common Shares from the Company.

Annex II

FORM OF FORWARD INSTRUCTION NOTICE

Date:	[●], 20[●]

To:	[●][1] (“Designated Forward Seller”)

[●][2] (“Designated Forward Purchaser”)

From:	Peakstone Realty Trust

Reference is made to the ATM Equity Offering SM Sales Agreement, dated [●] (the “Sales Agreement”), among Peakstone Realty Trust (the “Company”), the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers parties thereto. Capitalized terms used but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement and the form of the Confirmation set forth in Annex III to the Sales Agreement (the “Form Confirmation”).

The Company desires to enter into a forward share sale transaction, including a related Confirmation substantially consistent with the Form Confirmation, on the terms set forth below.

By countersigning or otherwise indicating in writing the Designated Forward Seller’s acceptance of this Forward Instruction Notice (an “Acceptance”), the Designated Forward Seller shall have agreed with the Company and the Designated Forward Purchaser to engage in the following transaction as seller of Forward Hedge Shares to hedge the Designated Forward Purchaser’s exposure to the transaction contemplated by that certain Confirmation to be executed on or about the date hereof between the Company and the Designated Forward Purchaser (the “Confirmation”):

Transaction Terms:

Maximum number of Shares to be sold:	[●]
Maximum gross sales proceeds of Shares to be sold:	USD [●]
Minimum price at which Shares may be sold:	USD [●] / Share[3]
Date(s) on which Shares may be sold:	[●]-[●] (the latter being the “Hedge Completion Date”)
Initial Forward Price reduction:	[●] basis points
Spread:	[●] basis points
Stock loan rate for “Additional Adjustment” in Form Confirmation (also the applicable loan rate for purposes of Section 2(k) of the Agreement):	[●] basis points
Stock loan rate for “Stock Borrow Event” in Form Confirmation:	[●] basis points
Final Date:	[●]
Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election:	[●]
Other deviations from Form Confirmation:	[●]

1 Insert Forward Seller’s name

2 Insert Forward Purchaser’s name

3 Adjustable by the Company prior to the Hedge Completion Date

Ex-Dividend Schedule:

Forward Price Reduction Dates	Forward Price Reduction Amounts
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]
[●]	USD	[●]

The transaction set forth in this Forward Instruction Notice will not be binding on the Company or the Designated Forward Seller unless and until the Designated Forward Seller and the related Forward Purchaser deliver their Acceptance; provided, however, that neither the Company nor the Designated Forward Seller will be bound by the terms of this Forward Instruction Notice unless the Designated Forward Seller and the related Forward Purchaser deliver their Acceptance by [●] a.m./p.m. (New York time) on [the date hereof][ [●], 20[●]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Sales Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

Peakstone Realty Trust

By:

Name:

Title:

Accepted as of the date first above written

[●], as Forward Seller

By:

Name:

Title:

Accepted as of the date first above written

[●], as Forward Purchaser

By:

Name:

Title:

Annex III

FORM OF FORWARD CONFIRMATION

Form of ATM Forward Confirmation

Date:
[*], 20[*]

To:	Peakstone Realty Trust 1520 E. Grand Ave El Segundo, California 90245

From:
[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Peakstone Realty Trust (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement substantially in the form of Annex A hereto (the “Pricing Supplement”), constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised and acknowledges that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.This Confirmation and the Pricing Supplement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions in connection with the Equity Distribution Agreement, dated August 8, 2023, as may be amended from time to time, among Counterparty, Dealer and the other parties thereto (the “Equity Distribution Agreement”), entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’][members’] equity of [Dealer] [[*] (“Dealer Parent”)]; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency among the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purpose of the Transaction in the following order of precedence: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the Equity Definitions and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.
III-1

2. The terms of the Transaction to which this Confirmation relates are as follows:

General Terms:
Trade Date:	[*], 20[*]

Effective Date:
The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer in such capacity pursuant to the Equity Distribution Agreement (the “Agent”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.001 per share (Ticker Symbol: “PKST”)

Number of Shares:
The aggregate number of Shares sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:
The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with the Pricing Supplement specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:
[*]% of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (such Shares, the “Forward Hedge Shares”), adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold on or prior to such day (for the avoidance of doubt, based on sales of the Forward Hedge Shares that have settled) and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)
on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

III-2

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[*]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:
Any event that Dealer, based on the advice of counsel, determines makes it advisable with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)
III-3

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)
designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall have fully unwound its commercially reasonable hedge in a commercially reasonable manner with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g);

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:
(a)
With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g), as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.
III-4

Settlement Method Election:
Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in a commercially reasonable manner, to unwind its commercially reasonable hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmations)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) or (B) in its commercially reasonable judgment, is due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in Paragraph 7(e)(i) and (y) the provision that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

III-5

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:
For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, then Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, then Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)
(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b)), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares in a commercially reasonable manner at prevailing market prices during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)
the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer would not have unwound a commercially reasonable hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

III-6

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, then Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, then Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:
The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g).

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend (including any Extraordinary Dividend) will not constitute a Potential Adjustment Event.

Additional Adjustment:
If Dealer (or its affiliate) determines, in its commercially reasonable judgment, that the cost, excluding the overnight bank funding rate, the federal funds or other interest rate component, over any 15 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner the exposure to a transaction substantially identical to the Transaction exceeds a weighted average rate equal to [*] basis points per annum, then the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period.  The Calculation Agent shall notify Counterparty after making any such adjustment to the Forward Price; provided that (1) any such adjustment shall be made assuming Dealer maintains a commercially reasonable hedge position and (2) Dealer may not make such adjustments if such increased cost is solely due to the deterioration of the creditworthiness of Dealer.

III-7

Extraordinary Events:
In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event shall be as specified under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv). The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Dividends:
No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (i) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) an Extraordinary Dividend, (iii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iv) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined in a commercially reasonable manner by Calculation Agent.

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Hedging Party:	Dealer

Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under the Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [or Dealer Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer [or Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer [or Dealer Parent] at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any assignee, transferee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W‑9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

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3. Calculation Agent:
Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e‑mail to the e‑mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation or other information that the Calculation Agent determines is subject to contractual, legal or regulatory obligations.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [New York] [Toronto] [London] [Birmingham] [Atlanta] [*] [Inapplicable]
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6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Peakstone Realty Trust
1520 E. Grand Ave
El Segundo, California 90245
Attention: [*]
Telephone No.: [*]
Email: [*]

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a) Conditions to Effectiveness. The Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, the Transaction shall remain effective with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

(b) Equity Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (the “SEC”) to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for the Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S‑3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

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(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or its affiliate) will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares up to the Initial Number of Shares delivered, pledged or loaned by Counterparty to Dealer (or its affiliate) in connection with the Transaction may be used by Dealer (or its affiliate) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer (or its affiliate). Accordingly, subject to Paragraph 7(h), Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or its affiliate) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv) Unless the provisions set forth under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Dealer shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable SEC no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
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(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty further agrees to act in good faith with respect to this Confirmation and the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
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(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of the Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of Counterparty’s Declaration of Trust, as may be amended and supplemented from time to time (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.
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(xiv) Counterparty will promptly (and in any event, by the next succeeding Scheduled Trading Day) notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter, except for purposes of Section 7.1.4 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof.

(xvii) Counterparty is not, and has not been, the subject of any civil proceedings of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair its ability to perform its obligations hereunder.

(xviii) The person(s) executing this document are duly authorized to act on behalf of Counterparty in connection with the entry into the Transaction.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or its affiliate) (A) is not able to hedge in a commercially reasonable manner its exposure under the Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Transaction that is greater than a rate equal to [*] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by Dealer in a commercially reasonable manner by Dealer. “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in Dealer’s commercially reasonable determination, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
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(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
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(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate in a manner that is consistent with what shareholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustments(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of Paragraph 7(d)(ii) because of a change in law or a change in the policy of the SEC or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such Paragraph 7(d)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.
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(ii) If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or its affiliate) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer, its affiliates, its assignees and their respective directors, officers, employees, agents and controlling persons (an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all expenses (including legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, bad faith and/or willful misconduct. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.
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(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Dealer, Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for the Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding Paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.
III-18

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m), Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under the Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.2

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) [Dealer makes the following representations:] 3

a.
[It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes. It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the U.S. Treasury Regulations.][4]

2 NTD: Subject to Sidley tax review.

3 NTD: To update when banks are determined.

4 NTD: Include for BANA.

III-19

b.
[It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. Dealer’s sole first regarded owner for U.S. federal income tax purposes member is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes that is an exempt recipient under section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.][5]

c.	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.][6]

d.
[It is a “foreign person” (as that term is used in section 1.6041-4(a) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business in the United States.][7]

e.
[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the U.S. Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.][8]

f.
[(i) It is a bank organized under the laws of Canada and is a corporation for U.S. federal income tax purposes. (ii) Each payment received or to be received by it in connection with this Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States.][9]

5 NTD: Include for Jefferies.

6 NTD: Include for Truist.

7 NTD: Include for BMO.

8 NTD: Include for Wells Fargo.

9 NTD: Include for RBC.

III-20

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.

b.
It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(J) of the U.S. Treasury Regulations.

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i) and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) 871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement:

(1) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W‑9, or any successor thereto, that eliminates U.S. federal backup withholding tax on payments to Counterparty under this Agreement completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.

(2) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “C Corporation” or “Corporation” box checked on line 3 or 4 thereof, respectively, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.
III-21

(3) Counterparty and Dealer agree to deliver any other form or document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested to allow the other party to make a payment under this Confirmation or the Agreement, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate promptly upon the reasonable demand of such other party and promptly upon learning that the information on any such previously delivered form is inaccurate or incorrect.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward”) with one or more other dealers and/or affiliates thereof (each, an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.
III-22

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Paragraph [7(z)]. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this Paragraph [7(z)] without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this Paragraph [7(z)], references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this Paragraph [7(z)]shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.]

[“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

[(aa) [Dealer Boilerplate]]
III-23

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely, [DEALER NAME]

By:
Name:
Title:

III-24

Confirmed as of the date first above written:

PEAKSTONE REALTY TRUST

By:
Name:
Title:

III-25

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.000
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

III-26

ANNEX A

PRICING SUPPLEMENT

Date:
[*], 20[*]

To:	Peakstone Realty Trust 1520 E. Grand Ave El Segundo, California 90245

From:
[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [*], 20[*] (the “Confirmation”) between Peakstone Realty Trust and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [*], 20[*];

(b) the Number of Shares shall be [*], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [*].

Very truly yours, [DEALER NAME]

By:
Name:
Title:

A-1

[Confirmed as of the date first above written:

PEAKSTONE REALTY TRUST

By:
Name:
Title:][13]

13 NTD: Insert if Dealer so requires.

A-2